UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    December 29, 2006

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	0-50019 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  —  Results of Operations and Financial Condition

        On January 4, 2007 the Registrant issued a press release a copy of which is furnished at Exhibit 99.1.

Item 3.02 – Unregistered Sales of Equity Securities.

        On January 4, 2007, the Registrant issued a press release announcing that $2,078,000 in cash had been generated through the exercise of warrants whereby a total of 2,071,099 shares of the Registrant’s common stock were issued. The warrants exercised included 430,000 for proceeds of $430,000 exercised by the company’s Chairman, Chief Financial Officer, and their affiliates. An additional 170,000 warrants were exercised on a cashless conversion basis, whereby the holders received a net of 98,634 shares of common stock in exchange for the surrender of their warrants, including a net of 45,834 common shares issued to an affiliate of the company’s Chairman. The warrants exercised were by accredited investors only. The funds will be used for working capital, new product development and general corporate purposes. The offering was conducted in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated there under. No commission was paid on the proceeds.

Item 7.01  —  Regulation FD Disclosure

        On January 4, 2007 the Registrant issued a press release a copy of which is furnished at Exhibit 99.1.

Item 9.01 —  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated January 4, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2007	AspenBio Pharma, Inc. (Registrant) /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer